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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-103994

             ADDENDUM TO PROSPECTUS SUPPLEMENT DATED APRIL 11, 2003

                                                          Dated: January 1, 2004

                                 STATE 0F ISRAEL
                                   $20,000,160
                      THIRD CHAI ISSUE DOLLAR SAVINGS BONDS

                             -----------------------

         The purchase price of each Third Chai Issue Dollar Savings Bond during the sales period commencing on JANUARY 1, 2004 and terminating on JUNE 30, 2004 is $149, representing an effective yield to maturity of 3.90%.

         To ensure purchase of a Bond at such interest rate, the purchase price and all supporting documentation must be received by Development Corporation for Israel by JUNE 25, 2004.

         Assuming that we sell all of the bonds at the current offering price, we will receive $15,562,346.72 of the proceeds from the sale of the bonds, after paying the underwriters' commission which will not exceed $993,341.28 and before expenses estimated at $30,000.